Cecilia Grierson 355 Piso 4 (C1107CPG) Ciudad Autónoma de Buenos Aires. Argentina City of Buenos Aires, March 25, 2025 Messrs. Shareholders of Loma Negra C.I.A.S.A. Ref.: Proposal of Directors and members of the Supervisory Committee Dear Sirs, We hereby inform that Loma Negra C.I.A.S.A. (the “Company”) received a notification from its main shareholder, InterCement Trading e Inversiones Argentina, S.L., communicating its proposal for members of the Board of Directors and the Supervisory Committee for year 2025 to be appointed at the Annual Ordinary Shareholders’ Meeting of the Company to be held on April 23, 2025 (items 8 and 9 of the Agenda). The proposal is transcribed below: DIRECTORS Paulo Diniz Sergio Damián Faifman Javier Enrique Patrón Humberto Junqueira de Farias Laura Gé Sergio Daniel Alonso César Javier Graña FULL MEMBERS OF THE SUPERVISORY COMMITTEE Antonio Juan Lattuca Omar Raúl Rolotti Adriana Irene Calvo ALTERNATE MEMBERS OF THE SUPERVISORY COMMITTEE Claudio Aldo Forti Carlos Roberto Chiesa Jose Alanis Brief descriptions of the biographical information of the individuals proposed for the Board of Directors are presented below. Paulo Diniz. Mr. Diniz was appointed as President of our board of directors in April 2023, and he participates as member of our board of directors since July 2017. Since 2019, Mr. Diniz chairs the Results, Finance and Strategy Committee and he was appointed in April 2023 as member of the People and Governance Committee of Loma Negra. Mr. Diniz is currently Chief Executive Officer of InterCement Participações, S.A., a leading global cement player, our controlling shareholder. Mr. Diniz is also a member of the board of directors of InterCement Brasil S.A. Paulo has over thirty five years of experience in finance and general management, in companies in Brazil and abroad, such as: Amyris, Inc., Bunge Limited, Carrier Corporation, Cosan S.A., F. Hoffmann-La Roche AG and Telecom Italia. Mr. Diniz received a bachelor’s degree in Industrial Engineering from Politécnica-USP in São Paulo, a master’s degree in Business Administration from IMD in Switzerland, and a specialization in human resources from INSEAD in France.

Cecilia Grierson 355 Piso 4 (C1107CPG) Ciudad Autónoma de Buenos Aires. Argentina Sergio Damián Faifman. Mr. Faifman was appointed as member of our board of directors in August 2012. He has also acted as Vice-President of our board of directors and CEO since November 2016. In addition, Mr. Faifman also currently serves as president of the Boards of Directors of Ferrosur Roca S.A., Cofesur S.A.U. and Recycomb S.A.U., and Vice-President of Loma Negra. Also, he is currently second Vice-President of FICEM (Inter-American Cement Federation) which in turn is member of the GCCA. In May 2019, Mr. Faifman was appointed Vice-President of the National Association of Portland Cement Producers and the Argentine Institute of Portland Cement, and is currently serving as President of both organizations. Mr. Faifman joined our company in November 1994 and, since then, has held a number of positions, including Logistics and Supply Director from June 2015 until November 2016 and Chief Financial Officer between August 2012 and June 2015. Mr. Faifman has also served as Superintendent of Corporate Comptroller at InterCement Brasil from September 2010 until August 2012 and as Comptroller and Tax Manager at Loma Negra from May 2006 until September 2010. Mr. Faifman received a bachelor’s degree in Public Accountancy from Universidad de Buenos Aires in 1997 and an MBA from Universidad del CEMA in 2002. Currently, he is a member of the following Loma Negra’s Committees: Ethics and Compliance Committee, People and Governance Committee, and Results, Finance and Strategy Committee. Also, he is President of the board of Loma Negra’s Foundation. Javier Enrique Patron. Mr. Patrón joined Marval O'Farrell Mairal (the largest law firm in Argentina and a market leader at both local and Latin American level) in 1992 and he has been a partner since 1997. He leads the employment litigation sector and specializes in providing legal support to international clients doing business in Argentina. He currently chairs the firm’s labor and employment law department and has been managing partner since 2015. He graduated as a lawyer from the Museo Social Argentino University in 1988, where he also worked as an assistant professor in Labor and Social Security Law until 2008. Furthermore, he has also worked as assistant professor at the Universidad de Buenos Aires from 1988 to 2008. Ranked in Band 1 in Chambers & Partners Latin America, he is listed as “Leading Lawyer” in Legal 500 and recommended in the Argentina Labor section of Who’s Who Legal & LL250. Mr. Patron also won the LACCA Thought Leader award in Labor Law in 2021 and is listed in the “LACCA Approved 2021” guide. He has also written numerous articles in well-known international publications and contributed to the following books: “The International Law Review” and “The International Employment Law”. Humberto Junqueira de Farias. Mr. Junqueira de Farias currently serves as a member of the Board of Directors of Mover Participações, the Advisory Board of Bueno Netto Engenharia, and the Instituto Vencer o Câncer (pro bono). Additionally, he is a Senior Advisor at GeoBiogas & Carbon. Previously, he was a member of the Board of Directors of JBS Global, Eldorado Brasil Celulose, Loga – Logística Ambiental S.A., Essencis Soluções Ambientais S.A., and the Advisory Board of CSBrasil (Grupo Simpar). He also served as CEO of Âmbar Energia, Renuka do Brasil, Intercement, Loma Negra (Argentina), and CAVO Serviço e Meio Ambiente S.A., accumulating extensive experience in business leadership and strategic management. He holds a degree in Civil Engineering and Business Administration from Mackenzie University. He also holds a postgraduate degree in Industrial Administration from Fundação Vanzolini - USP and a specialization in Management from IMD - Switzerland. Furthermore, he completed the Advanced Board Member Course at IBGC and is a member of the Young Presidents’ Organization, where he has held the presidency of the Paulista, Metropolitan, and Gold São Paulo Chapters (pro bono). He has experience in various industries, including agribusiness, sanitation, environmental services, food, bioenergy, engineering and construction, energy, gas, infrastructure, and building materials. Additionally, he has a strong background in large organizations in Brazil and abroad, managing mergers and acquisitions (M&A), internationalization, turnaround processes, crisis management, innovation, and technology. He has also participated in the boards of

Cecilia Grierson 355 Piso 4 (C1107CPG) Ciudad Autónoma de Buenos Aires. Argentina various entities, including SELUR (Union of Urban Cleaning Companies of the State of São Paulo), AFCP (Portland Cement Manufacturers Association in Argentina), SNIC (National Union of the Cement Industry), and ÚNICA (Sugarcane and Bioenergy Industry Union). Laura Gé. Mrs. Laura Gé is a member of the Board of directors of Banco Santander in Argentina, Farmacity S.A., Stein Holding Group LLC, Loma Negra C.I.A.S.A. and Austral Participacoes in Brazil (nominated by the IFC). She also performs as from 2016 as Senior Executive Advisor of Grupo Sancor Seguros and Advisor of the board of director of Wiener lab S.A. She has more than 10 years of experience in management consulting, having led the Buenos Aires and Chile offices of Integration Consulting and having served as manager at Hermes Management Consulting and the consultancy firm The Boston Consulting Group. She performed as CEO of the outdoor advertising company MECA and she was a member of the Executive Committee at CIMECO, a holding owning Los Andes de Mendoza and La Voz del Interior newspapers and serving as board member of these two companies. She performed as CEO of the Sunday magazine Rumbos, included in most of the newspaper published in the interior of Argentina. She algo has experience in Venture Capital and Private Equity funds, having served as Director of Pegasus Capital and manager of I5, and Hicks, Muse, Tate & Furst, among others. Mrs. Laura Gé is a Certified Public Accountant graduated with honors from Universidad de Buenos Aires and she obtained an MBA from Harvard Business School, where she also graduated with honors. She is a leader at the Corporate Governance Group from IDEA and she performed as member of the organizational committee of several Conferences and the Management Experience event of such entity. She is a member of the Women Corporate Directors (WCD), the Consultancy Committee of LIDE Argentina and a member of the staff of the post graduate professors at the Administration and Social Sciences Faculty of the University ORT in Uruguay, where she gives lectures of Management in Board of Directors. In April 2023 she was appointed member of Loma Negra’s board of directors and member of the Audit Committee and member of the Risks and Reputational Committee of Loma Negra. She is also a member of the Advisory Board of Grupo Corven and the Advisory Board of ABECEB. Sergio Daniel Alonso. Mr. Alonso was appointed as a Member of our Board of Directors in July 2017. Mr. Alonso is also a Member of the Board of Arcos Dorados (ARCO/NYSE) -the largest independent McDonald´s Master Franchisee globally- since 2008. He has also served as Chief Executive Director of Arcos Dorados between 2015 and 2019. From 2008 to 2015, Mr. Alonso was Chief Operating Officer, and from 2003 to 2008 he was President of McDonald’s Brazil. Arcos Dorados -the largest private provider of First Employment opportunities in Latin America- has been recognized several times as one of the Top Companies to Work For, according to Great Place to Work (GPTW) Institute. During his tenure in McDonald’s Brazil, he was also President of the Instituto Ronald McDonald, an NGO dedicated to Youth Cancer with active involvement in Public Policies and Fund Raising. Between 1996 and 1999 Mr. Alonso was Director of Commercial Operations for Renault Argentina. Mr. Alonso received a degree as a Certified Public Accountant from Universidad de Buenos Aires, Argentina. Mr. Alonso has completed the Corporate Director Certification Program at Harvard Business School. Mr. Alonso is a member of the Board of Directors of Universidad Austral de Argentina, where he also serves as Chairman of the Audit and Finance Committee. Also, Mr. Alonso serves as Board Member of Loma Negra’s Foundation and is a member of Loma Negra’s Ethics and Compliance Committee and also chairs the Audit Committee and the People and Governance Committee. César Javier Graña. Mr. Graña was appointed as a member of our board of directors in April 2019. He obtained a Licentiate Degree in Economics from Pontificia Universidad Catolica Argentina in 1994, a Master in Finance from Centro de Estudios Macroeconómicos Argentinos (CEMA) in 1995 and a MBA from Harvard University in 2000. Mr. Graña is a Partner in the Strategic Advisory Group at PJT Partners. At

Cecilia Grierson 355 Piso 4 (C1107CPG) Ciudad Autónoma de Buenos Aires. Argentina PJT Partners Mr. Graña leads the Latin American practice advising clients on strategic transactions including mergers and acquisitions, capital markets and restructuring. Prior to joining PJT Partners, Mr. Graña was a Managing Director and Head of Investment Banking for LatAm ex-Brazil at ItauBBA, the investment banking arm of ItauUnibanco from 2013 until 2019. Before joining ItauBBA Mr. Graña spent 13 years at Morgan Stanley in the Mergers & Acquisitions Group in New York, working on a broad range of public and private transactions across different industries. During his last year at Morgan Stanley, he was part of Morgan Stanley’s Latin American Group leading the M&A effort in the region. Before, from 1996 to 1998 he was associate of the Investment Banking Division of Deutsche Morgan Grenfell and, previously, he was analyst of the capital markets division of Banco Rio de la Plata S.A. Mr. Graña serves as board member at Loma Negra’s Foundation and is member of the Risks and Reputational Committee, the Audit Committee and the Results, Finance and Strategy Committee of Loma Negra. Sincerely, Marcos I. Gradin Investor Relations Officer LOMA NEGRA C.I.A.S.A.